UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT,

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): March 22, 2007

CHYRON CORPORATION

(Exact Name of Registrant as Specified in its Charter)
New York	1-9014	11-2117385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5 Hub Drive
Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (631) 845-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 22, 2007, Chyron Corporation (the "Company") entered into a Fifth Loan Modification Agreement (the "Agreement") with Silicon Valley Bank ("SVB"). The Agreement amends the Fourth Loan Modification Agreement dated March 1, 2006, the Third Loan Modification Agreement dated August 12, 2005, the Second Loan Modification Agreement dated March 22, 2005, the First Loan Modification Agreement dated February 24, 2005 and the Loan Agreement dated April 29, 2004 (together, the "Loan Agreement") by amending Section 5 of the Loan Agreement to revise the financial covenant definition and measurement of EBITDA. EBITDA for financial covenant purposes is now measured after adding back stock option expense in 2007. The revised financial covenant requires the Company to maintain, on a year-to-date basis, EBITDA of at least the following: January 1, 2007 through March 31, 2007, ($225,000); January 1, 2007 through June 30, 2007, $300,000; January 1, 2007 through September 30, 2007, $725,000; and, January 1, 2007 through December 31, 2007, $1,200,000. Specific minimum EBITDA requirements for the Company for fiscal year 2008 will be determined by SVB upon receipt of the Company's fiscal year 2008 budget and, if the maturity date of the Loan Agreement is extended beyond its scheduled maturity date of April 13, 2008, such determination shall be made prior to the maturity date.

Item 9.01   Financial Statements and Exhibits.

(c) Exhibits

10.1   Fifth Loan Modification Agreement dated March 22, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CHYRON CORPORATION
By:	/s/ Jerry Kieliszak
Name:	Jerry Kieliszak
Title:	Senior Vice President and
Chief Financial Officer
Exhibit No.	Description

10.1	Fifth Loan Modification Agreement dated March 22, 2007

Date: March 23, 2007